 Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated August 01, 2022, with respect to the financial statements and financial highlights of Guggenheim Strategic Opportunities Fund included in this Annual Report to Shareholders (Form N-CSR/A) for the year ended May 31, 2022, into Registration Statement (Form N-2, File No 333-259592), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

September 21, 2022